UNITED OVERSEAS BANK


PRIVATE & CONFIDENTIAL

                                   United Overseas Bank Limited, Head Office
                                   80 Raffles Place, UOB Plaza, Singapore 048624
                                   Tel: (65) 533 9898 Fax: (65) 5342334
                                   www.uobgroup.com

EVERBLOOM INTERNATIONAL TECHNOLOGY PTE LTD
12 Science Park Drive
#04-01 The Mendel
Singapore Science Park 1
Singapore 118225

                                   Registered


                       Our Ref                Date                      Tel No.
                       WRC/RL/TW/jam          13 September, 2001        539 3118
                      (UOB Upper Bt Timah)

Dear Sirs

SUBJECT : BANKING FACILITIES

We are pleased to offer you the following banking facilities subject to the terms and conditions stated herein and subject also to the Standard Terms and Conditions Governing Banking Facilities annexed to this letter ("the Standard Terms"). In the event of any inconsistency between the terms and conditions herein and the Standard Terms, the terms and conditions herein shall prevail :-

1.       LINE OF CREDIT

         S$300,000-00     Singapore Dollars Three Hundred Thousand Only.

         Within Line

          S$300,000-00    for establishing irrevocable sight documentary Letter
                          of Credit covering your imports to Singapore


          (S$300,000-00)  for issuing Trust Receipt under our Letter of Credit for tenor of up to 180 days
                          (including IBC bills) with interest at 1.5%
                          over our Bank's prime rate (currently 3.5% per annum) prevailing from time to time with monthly rests. This is to be operated within the above Letter of Credit line.

2.       SECURITIES

         The Line of Credit and all monies owing by you from time to time shall be secured by a fresh Joint & Several Guarantee for S$300,000-00 to be singed by Tan Kok Kheng and Lim Eugene.

3.       NEGATIVE PLEDGE

         You shall not sell, transfer or create in favour of any third party any change, mortgage, pledge or lien in respect of any of the company's assets or factors any of your account receivables without our prior written consent.

4.       VARIATION OF INTEREST RATES

         We may vary from time to time at our absolute discretion, the rates of interest payable, on any of the facilities herein and also on any amount(s) not paid on due dates of overdrawn in excess of the approved limit.

5.       BANKING TRANSACTION

         You will undertake to channel/ conduct/ through us an amount of banking facilities (including foreign exchange) commensurate with the credit line granted.

6.       LETTER OF GUARANTEE

         We enclosed our Guarantee Form in duplicate to be signed by the guarantor(s) and duly witnessed by your company's Auditors or Solicitors and to be returned to us as soon as possible.

7.       BOARD OF DIRECTORS' RESOLUTION

         You shall furnish to our Bank a certified copy of your board of Directors' Resolution authorising the acceptance of the above Line of Credit.

Notwithstanding the above terms and conditions, you would appreciate that the availability of the above Line of Credit subject to our usual periodic review and any subsequent change will be at our discretion.

If the terms and conditions of this offer are acceptable to you, please sign and return the duplicate of this letter together with your Board of Directors' Resolution accepting the Line of Credit within the next 14 days from the day herein.

We are pleased to be of service to you.

Yours faithfully
For UNITED OVERSEAS BANK LIMTIED
Commercial Credit

Tracy Wu                                                  Ronald Lim
Account Relationship Manager                              Senior Vice President

********************************************************************************

TO :     UNITED OIVERSEAS BANK LIMITED

We hereby accept your above offer Line of Credit and acknowledge receipt of a copy of The Standard Terms and Conditions Governing Banking Facilitates. We also enclose an extract of our Board of Directors' Resolution accepting the Letter of Credit.

.................................................................................
EVERBLOOM INTERNATIONAL TECHNOLOGY PTE LTD           Date
(Company's Stamp and authorised Signatures(s))

STANDARD TERMS AND CONDITIONS GOVERNING BANKING FACILITES

Granted by:        United Overseas Bank Limited
To:                Everbloom International Technology Pte Ltd
                   ------------------------------------------

Under Facility Letter dated 13 September 2001 (ref WRC/RL/TW/jam)
                            -----------------  -----------------

A.       GENERAL TERMS AND CONDITIONS

1.       IMPLEMENTATION

         The facilities can be drawndown only on completion of legal documentation and fulfillment of such conditions precedent as the bank may require. The Bank has the right to implement a part only of the facilities and/ or change the terms of its use time to time.

         Where the purchase of property is financed, no part of the faculties shall be disbursed until you have paid the difference between the facility amount and the purchase price and stamp fees on the transfer.

2.       INTEREST

         All interest charged (including additional interest) shall be calculated based on a 365 day year and the actual number of days elapsed with such periodic rests as the Bank may specify. Interest is payable both before and after judgment and interest rates may be varied by the Bank from time to time in its absolute discretion. The minimum interest charge for an account in overdraft is $3.00 per month, or any other amount set at the sole discretion of the Bank.

3.       COSTS AND EXPENSES

         All costs and expenses, legal or otherwise, connected with the provision protection and realization of securities, and the processing implementation and recovery of money owing under the facilities shall be payable by you on demand, on a full indemnity basis, together with interest from the date the costs and expenses are incurred to the date of full payment of such rate as the Bank may prescribe.

4.       ADDITIONAL INTEREST

         4.1 Interest of 2% per annum in addition to the prescribe rate for the facility stated in the Facility Letter will be charged on all overdue trust receipt, instalments of principal and interest on the loan, fees, commissions and all other charges not paid when due.

         4.2 For overdraft not paid on demand and utilization in excess of the approved limit, interest will be charged at 2% per annum in addition to the overdraft rate stated in the Facility Letter or 4% over prime, whichever rate is higher.

5.       RIGHT OF DEBT

         Without prejudice to any rights that the Bank may have, the bank shall have the right (without being obliged to) at any time without prior notice to debit your current account and/ or to debit the balance of the overdraft facility (if any) with all accrued interest, unpaid loan instalments of principal and interest, overdue trust receipt, term bills, outstandings in respect of performance guarantees, indemnities, bonds, fees, commissions, charges, the costs and expenses stated in paragraph 3 and all other monies due on the credit line provided no such debiting shall be deemed to be a payment of the amount due (except to the extent of any amount in credit in your current account) or a wavier of any event of default under this Agreement or any other agreement relating to the credit line. If such debiting causes your account to be overdrawn, interest shall be payable accordingly.

6.       FINANCIAL STATEMENTS AND INFORMATION

         Your company shall supply to the Bank on request all statements, information, materials and explanation relating to your business and financial position including, where appropriate, annual audited Financial Statements and Dir4ectors'/ auditors' Report which shall be provided no later than 6 months after the close of each financial year of your account.

7.       REORGANISATION/ CHANGES IN MEMORANDUM & ARTICLES OF ASSOCIATION

         Your company shall not, without the bank's prior written consent (which will not be unreasonably withheld), undertake or permit any reorganization, amalgamation, reconstruction, take-over, substantial change of shareholders or any other schemes of compromise or arrangement affecting your present constitution or amend or alter any of the provisions in your Memorandum & Articles of Association relating to your borrowing powers and principal business activities.

8.       WAIVER WITHOUT PREJUDICE

         The Bank may neglect or forbear to enforce any of the terms in this Agreement or waive on such conditions as it deems fit any breach by you of the same without prejudice to its right at any time afterwards to act strictly in accordance with the originally agreed terms in respect of the existing or subsequent breach.

9.       RIGHT OF SET OFF

         The Bank shall be entitled (but shall not obliged) at any time and without notice to you to combine, consolidate or merge all or any of your accounts and liabilities with and t the Bank whether singly or jointly with any person and may transfer or set off any sums in credit in such accounts in or towards satisfaction of any of your liabilities whether actual or contingent, primary or collateral. If any of the accounts in credit is expressed in quantities of gold, silver or other precious metals or is on a currency other than the currency of the liabilities, the Bank may convert them to cash in the currency of the liabilities at the Bank's own rate for their purchase or exchange then prevailing.

10.      EVENTS OF DEFAULT

         On the occurrence of any of the following events of default (i) the Bank shall ceases to be under any further commitment to you and all outstandings under the entire credit line ("the Outstandings") shall become due and payable immediately; (ii) the bank shall, in addition to the rights to set out herein, be entitled (as equitable charges) to attach the Outstandings to any property of yours (whether real or personal) and to lodge a caveat against any real property that may now or hereafter be registered in your name whether singly or jointly; and
         (iii) you shall provide cash cover for all contingent liabilities and for all notes and bills accepted endorsed or discounted and all bonds guarantees indemnities documentary or other credit cards or any instruments whatsoever form time to time entered into by the Bank for your accounts or at your request:-

         (a) If you breach any terms of this Agreement including failure to pay any amount due under this Agreement on the due date or on demand,

         (b) If you are unable to pay your debts when they become due or commit an act of bankruptcy or insolvency;